Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:  Durus Capital Management, LLC

Date of Earliest Transaction Required to be Reported:  March 5, 2003

Issuer Name and Ticker Symbol:  Novoste Corporation (NOVT)

Joint Filer Names and addresses:

Scott Sacane, 20 Marshall Street, ste 320, South Norwalk, CT 06854

Signatures:


Durus Capital Management, LLC


By:      /s/ Scott Sacane
         ---------------------
Name:    Scott Sacane
Title:   Managing Member


/s/ Scott Sacane
------------------------------
Scott Sacane